Exhibit 10.5

SERVICES AGREEMENT

Between Rafex Pty Ltd (Client) and Modern Mag Pty Ltd (the Service

Provider). each a Party and together the Parties

CLIENT	SERVICE PROVIDER
Rafex Pty Ltd	Modern Mag Pty Ltd
ACN: 658 300 693	ACN: 150 446 432
Western Australia, Australia	Victoria 3029, Australia

Background

A. Rafex is an Australian mineral exploration company_

B. Modern Mag is an Australian mineral exploration services company that provides exploration-related services.

C. The Client wishes to engage Modern Mag to provide the Services on the terms and conditions set out in this Agreement.

Agreed Terms

1. Definitions and Interpretation

1.1 In this Agreement, unless the context otherwise requires:

Agreement	this Services Agreement as amended from time to time.

Business Day	a day that is not a Saturday, Sunday or public holiday in Victoria, Australia.

Commencement Date	5th September, 2022.

Confidential Information

all information relating to the business, operations, financial affairs, tenements, exploration data, technical data and strategies of either party that is disclosed or made available in connection with this Agreement, whether marked confidential or not.

Deliverables	any reports, data, maps, records, models, databases, website content and other materials created or produced by Modern Mag in the course of providing the Services.

1

Fee	the monthly fee set out in clause 5.1.

GST	has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Intellectual Property Rights	all present and future intellectual property rights including copyright, trade marks, patents, designs, know-how and confidential information.

Services	the services described in Schedule 1.

Term	the period described in clause 3.

Tenements	the exploration licences and other mineral tenements held by Rafex from time to time.

1.2 In this Agreement, unless the context otherwise requires, a reference to a person includes a corporation; the singular includes the plural and vice versa; and headings are for convenience only and do not affect interpretation.

2. Appointment

2.1 The Client appoints Modern Mag to provide the Services on a non-exclusive basis, and Modern Mag accepts that appointment, on the terms set out in this Agreement.

2.2 Modern Mag will perform the Services as an independent contractor. Nothing in this Agreement creates a relationship of employment, partnership, agency or joint venture between the parties.

2.3 Modern Mag may determine who performs the Services at its sole discretion and may engage, assign and replace any Personnel at any time with the consent of the Client. Modern Mag is not required to ensure that any particular individual performs the Services.

2.4 Modern Mag may subcontract all or any part of the Services to any person or entity only with the prior consent of the Client, provided always that Modern Mag remains responsible for the performance of the Services and for the acts and omissions of any subcontractor.

3. Term

3.1 This Agreement commences on the Commencement Date and continues until terminated in accordance with clause 9.

4. Services

4.1 Modern Mag will provide the Services set out in Schedule 1 1A1ith reasonable skill, care and diligence.

4.2 The Client will provide Modern Mag with timely access to the Tenements, facilities, equipment (where agreed) and information reasonably necessary for the performance of the Services.

4.3 Modern Mag will keep the Client fully informed of the progress of the Services and will promptly notify the Client of any matters that may materially affect its ability to perform the Services.

4.4 The Parties may agree in writing from time to time to vary or expand the scope of the Services Any such variation must be confirmed in writing signed by authorised representatives of both Parties.

2

5. Fees and Payment

5.1 In consideration for the provision of the Services, the Client will pay Modern Mag a flat monthly fee of $12,500.00 (AUD) plus GST, plus a Car Allowance of $1,200 (AUD) plus GST per month, together the Fee

5.2 Modern Mag will issue a tax invoice to the Client on or before the last Business Day of each calendar month. The Clients will pay each tax invoice within 14 days of receipt.

5.3 All amounts payable under this Agreement are exclusive of GST unless otherwise stated. Where GST is payable, it will be added to the amount payable and the Client will pay the GST amount at the same time as the relevant payment, provided Modern Mag has issued a valid tax invoke.

5.4 The Fee may be reviewed by written agreement of all parties no more than once per calendar year. No party is obliged to agree to any increase.

5.5 If any payment is overdue, Modern Mag may charge interest at the rate of 8% per annum, calculated daily, on the outstanding amount from the due date until the date of payment. This does not limit any other remedy available to Modern Mag.

6. Intellectual Property

6.1 As between the Parties, Modern Mag retains all Intellectual Property Rights in the Deliverables and any pre-existing materials, methodologies, tools and know-how used in providing the Services.

6.2 Modern Mag grants the Client a non-exclusive, royalty-free licence to use the Deliverables for the Clients' internal business purposes, including exploration activities on the Tenements and reporting to regulatory authorities.

6.3 The licence in clause 6.2 continues after the termination of this Agreement in respect of Deliverables created prior to termination, subject to all amounts due to Modern Mag having been paid in full.

6.4 Nothing in this Agreement prevents Modern Mag from using general skills, knowledge and experience acquired in the course of providing the Services.

7. Confidentiality

7.1 Each party must keep the other party's Confidential Information strictly confidential and must not disclose it to any third party without the prior written consent of the disclosing party, except as required by law or to its legal, financial or technical advisers on a need-to-know basis.

7.2 This obligation of confidentiality survives termination of this Agreement for a period of 1 year.

3

8. Insurance and Liability

8.1 Rafex will maintain, at its own cost, public liability insurance of at least $10,000,000 per occurrence and any workers' compensation insurance required by law for the duration of this Agreement. Modern Mag is not required to hold public liability insurance, it being acknowledged that Rafex's policy covers the activities performed under this Agreement.

8.2 To the maximum extent permitted by law, neither party is liable to the other for any indirect, consequential, special or punitive loss or damage arising out of or in connection with this Agreement.

8.3 Modern Mag's aggregate liability to the Client under or in connection with this Agreement (whether in contract, tort, statute or otherwise) is limited to the total Fees paid by the Client in the 3 months immediately preceding the event giving rise to the claim.

8.4 Nothing in this clause limits liability for fraud, wilful misconduct, or any liability that cannot be excluded by law.

9. Termination

9.1 Either party may terminate this Agreement at any time for any reason by giving the other party 30 days' written notice.

9.2 Either party may terminate this Agreement immediately by written notice if:

(a)	the other party commits a material breach of this Agreement and fails to remedy that breach within 14 days of receiving written notice requiring it to do so;
(b)	the other party becomes insolvent, is wound up, enters into administration, or has a receiver or manager appointed over any of its assets; or
(c)	the other party ceases or threatens to cease carrying on business.

9.3 On termination of this Agreement:

(a)	the Client must pay all outstanding Fees accrued up to and including the effective date of termination;
(b)	each party must promptly return or destroy the other party's Confidential Information and materials; and
(c)	clauses 6, 7, 8 and 11 survive termination.

10. Related Party Acknowledgement

The parties confirm that:

(a)	the material personal interest of Justin Ward has been disclosed to and recorded in the minutes of the Rafex board of directors;
(b)	the terms of this Agreement represent a fair and reasonable commercial arrangement; and
(c)	the directors of Rafex who do not have a material personal interest in this Agreement have approved its entry.

4

11. General

11.1 Entire Agreement. This Agreement (including the Schedule) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior negotiations, representations and agreements.

11.2 Variation. This Agreement may only be varied by a written document signed by authorised representatives of all parties.

11.3 Waiver. A failure or delay by a party to exercise a right under this Agreement does not operate as a waiver of that right.

11.4 Severability. If any provision of this Agreement is invalid or unenforceable, it is to be read down to the extent necessary to make it valid and enforceable. If it cannot be so read down, it is severed without affecting the remaining provisions.

11.5 Notices. Notices under this Agreement must be in writing and delivered by email (with read receipt or delivery confirmation) or registered post to the addresses set out at the beginning of this Agreement or such other address as a party notifies in writing.

11.6 Governing Law. This Agreement is governed by the laws of Victoria, Australia. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Victoria.

11.7 Counterparts. This Agreement may be executed in counterparts (including electronic signatures), each of which is an original, and which together constitute one agreement.

5

SCHEDULE 1 - SERVICES

6

EXECUTION

Executed as an agreement on the date last written below.

Signed for and on behalf of Rafex Pty Ltd (Client)

/s/ Russell Brimage

Signature

Russell Brimage / Director

Full Name I Title

5/09/2022

Date

Signed for and on behalf of Modern Mag Pty Ltd (Service Provider)

/s/ Justin Ward

Signature

Justin Ward / Director

Full Name I Title

5/9/2022

Date

Note: Prior to execution, the directors of Rafex Pty Ltd who do not have a material personal interest in this Agreement should resolve to approve the Agreement at a board meeting. That resolution should be minuted and retained with company records. All parties should seek independent legal and accounting advice to confirm the terms are at arm's length.

7